Exhibit 4.1

Execution Version

SENIOR NOTES INDENTURE

Dated as of February 5, 2026

Among

FEDEX FREIGHT HOLDING COMPANY, INC.

THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO

and

REGIONS BANK,

as Trustee

4.300% SENIOR NOTES DUE 2029

4.650% SENIOR NOTES DUE 2031

4.950% SENIOR NOTES DUE 2033

5.250% SENIOR NOTES DUE 2036

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06;7.07
	(c)	7.06;12.02
	(d)	7.06
314	(a)	4.05;12.02;12.05
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05;12.02
	(c)	7.01
	(d)	7.01
	(e)	6.14
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12;9.04
317	(a)(1)	6.08
	(a)(2)	6.12
	(b)	2.04
318	(a)	12.01
	(b)	N.A.
	(c)	12.01

N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

-ii-

-iii-

-iv-

Appendix A	Provisions Relating to Initial Notes, Additional Notes and Exchange Notes

Exhibit A	Form of 2029 Note
Exhibit B	Form of 2031 Note
Exhibit C	Form of 2033 Note
Exhibit D	Form of 2036 Note
Exhibit E	Form of Institutional Accredited Investor Transferee Letter of Representation
Exhibit F	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

-v-

INDENTURE, dated as of February 5, 2026, among FedEx Freight Holding Company, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors listed on the signature pages hereto and Regions Bank, as Trustee.

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation of and issue of $1,000,000,000 aggregate principal amount of 4.300% Senior Notes due 2029 (the “2029 Notes”), $1,000,000,000 aggregate principal amount of 4.650% Senior Notes due 2031 (the “2031 Notes”), $700,000,000 aggregate principal amount of 4.950% Senior Notes due 2033 (the “2033 Notes”) and $1,000,000,000 aggregate principal amount of 5.250% Senior Notes due 2036 (the “2036 Notes” and, together with the 2029 Notes, the 2031 Notes and the 2033 Notes, the “Initial Notes”); and

WHEREAS, the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01           Definitions.

“Additional Interest,” with respect to any series of Notes, means any additional interest then owing pursuant to the Registration Rights Agreement with respect to such Notes.

“Additional Notes,” with respect to any series of Notes, means additional Notes of such series (other than the Initial Notes of such series and the Exchange Notes for Initial Notes of such series) issued from time to time under this Indenture in accordance with Section 2.01.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means:

(1)            with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any duly authorized committee of the Board of Directors;

(2)            with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)            with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York, New York, and, with respect to payments, in the place of payment.

“Capital Stock” means:

(1)            in the case of a corporation, corporate stock;

(2)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries; (2) the adoption of a plan relating to the Company’s liquidation or dissolution; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than (x) the Company or one of its Subsidiaries, (y) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its Subsidiaries or (z) any underwriter temporarily holding the Company’s Voting Stock pursuant to an offering of such Voting Stock, becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s then-outstanding Voting Stock (measured by voting power rather than number of shares), provided, however, that a Person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Company become a direct or indirect wholly-owned Subsidiary of another Person and (b) immediately following that transaction, a majority of the Voting Stock of such Person is held by the direct or indirect holders of the Company’s Voting Stock immediately prior to such transaction and in substantially the same proportion as immediately prior to such transaction. Notwithstanding the foregoing, neither the Reorganization Transactions nor the Spin-Off shall constitute a “Change of Control” for purposes of this Indenture.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Consolidated Subsidiary” means as of the time of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Consolidated Total Assets” means, as of the time of determination, total assets of the Company and its Consolidated Subsidiaries as reflected on its most recent consolidated balance sheet prepared in accordance with GAAP contained in a registration statement on Form 10, an annual report on Form 10-K or a quarterly report on Form 10-Q (or any amendment to any such registration statement or report) filed by the Company with the SEC pursuant to the Exchange Act prior to the time as of which “Consolidated Total Assets” is being determined or, if the Company is not required to so file, as reflected on its most recent consolidated balance sheet prepared in accordance with GAAP.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Holders and the Company.

“Corporation” means a corporation, association, company, limited liability company, joint-stock company or business or statutory trust.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note,” with respect to any series of Notes, means a certificated Initial Note or Additional Note of such series (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes of any series issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes of such series, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“DTC” means the Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means notes issued in a registered exchange offer pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“FedEx” means Fedex Corporation.

“FedEx Freight Business” means FedEx’s less-than-truckload freight transportation services business, including FedEx Freight Direct and LTL Select, and other businesses, including FedEx Custom Critical, included in FedEx’s FedEx Freight reporting segment as of immediately prior to the Spin-Off.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantee” means, individually, any Subsidiary Guarantee or the Parent Guarantee and, collectively, all such Guarantees.

“Guarantee Agreement” means that certain Guarantee Agreement, dated as of the Issue Date, by and among the Company, FedEx and the Trustee.

“Guarantor” means each Subsidiary Guarantor and FedEx; provided that upon release or discharge of such Guarantor from its Guarantee in accordance with this Indenture or the Guarantee Agreement, as applicable, such Subsidiary Guarantor or FedEx ceases to be a Guarantor.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Liens of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms “incurred” and “incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person, obligations (other than Non-recourse Obligations) of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the recitals hereto.

“interest” with respect to the Notes of any series means interest with respect thereto and Additional Interest, if any.

“Interest Payment Date,” with respect to any series of Notes, means March 15 and September 15 of each year to stated maturity of the Notes of such series.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Issue Date” means February 5, 2026.

“Lien” means any lien, security interest, pledge, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Non-recourse Obligation” means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company or any of its direct or indirect Subsidiaries, or (2) the financing of a project involving the development or expansion of the Company’s properties or any of its direct or indirect Subsidiaries, in each case as to which the obligee with respect to such Indebtedness or obligation has no recourse to the Company or any of its direct or indirect Subsidiaries or the Company’s or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Notes,” with respect to any series of Notes, means any Note of such series authenticated and delivered under this Indenture, including the Initial Notes of such series and the Exchange Notes for the Initial Notes of such series. For all purposes of this Indenture, with respect to any series of Notes, the term “Notes” shall also include any Additional Notes of such series that may be issued under a supplemental indenture and Notes of such series to be issued or authenticated upon transfer, replacement or exchange of Notes of such series.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated January 27, 2026, related to the offer and sale of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company, any Assistant Treasurer or Assistant Secretary of the Company, or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company. Officer of any Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Par Call Date” means (i) with respect to the 2029 Notes, February 15, 2029, (ii) with respect to the 2031 Notes, February 15, 2031, (iii) with respect to the 2033 Notes, January 15, 2033, and (iv) with respect to the 2036 Notes, December 15, 2035.

“Parent Guarantee” means the guarantee of payment of the Notes and the Company’s other Obligations under this Indenture by the Parent Guarantor pursuant to the terms of the Guarantee Agreement.

“Permitted Liens” means:

(1)            Liens securing hedging obligations designed to protect the Company from fluctuations in interest rates, currencies, equities or the price of commodities and not for speculative purposes;

(2)            Liens in favor of customs and revenue authorities or financial institutions in respect of customs duties in connection with the importation of goods;

(3)            Liens arising by reason of pledges or deposits necessary to qualify the Company or any Subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law, including Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, old age pensions, social security obligations or other forms of governmental insurance or benefits;

(4)            Liens of any landlord on fixtures located on premises leased by the Company or a Subsidiary, and tenants’ rights under leases, easements and similar Liens not materially impairing the use or value of the property involved;

(5)            easements, zoning restrictions, minor irregularities in title, building or other restrictions, variances, covenants, rights-of-way and similar restrictions, encumbrances or charges on real property imposed by law or arising in the ordinary course of business that are of a nature generally existing with respect to properties of a similar character;

(6)            Liens in connection with bankers’ acceptance financing or used in the ordinary course of trade practices, statutory lessor and vendor privilege Liens and Liens in connection with good faith bids, tenders and deposits;

(7)            Liens arising under consignment or similar arrangements for the sale of goods;

(8)            Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of banker’s acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(9)            Liens securing reimbursement obligations with respect to letters of credit in the ordinary course of business that encumber cash, documents and other property relating to such letters of credit and proceeds thereof;

(10)          Liens in favor of the Company or any of the Company’s U.S. Subsidiaries;

(11)          lessors’ interests under capital leases; and

(12)          customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture.

“Person” means any individual, corporation, partnership, joint venture, trust, association, joint stock company, unincorporated organization, limited liability company, government or agency or political subdivision thereof or any similar entity.

“Principal Property” means any real property and improvements thereon, including, without limitation, any office facility, including the Company’s principal corporate offices, warehouse, sorting facility, handling facility or distribution facility, located within the United States (other than its territories or possessions) and owned by the Company or any of its U.S. Subsidiaries, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of the Consolidated Total Assets of the Company, except any such property which the Company’s Board of Directors, in its good faith opinion, determines is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole, as evidenced by a board resolution.

“Rating Agency” means, with respect to a series of Notes, (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate such Notes or fails to make a rating of such Notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case maybe.

“Ratings Event” means, with respect to a series of Notes, during the period commencing on the date of the Company’s first public announcement of any Change of Control (or pending Change of Control) (the “Rating Date”) and ending 60 days following consummation of such Change of Control (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies), the rating of the applicable series of Notes shall be reduced by both Rating Agencies and such Notes are rated below Investment Grade by both Rating Agencies and are not, within such period, subsequently upgraded by both Rating Agencies to an Investment Grade rating; provided, however, that a Ratings Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or confirm to the Company in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Event).

“Record Date” for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Issue Date, by and among the Company, the Guarantors and the initial purchasers set forth therein and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.

“Reorganization Transactions” means a series of internal reorganization transactions that FedEx shall undertake prior to the Spin-Off, pursuant to which, among other transactions, the Company shall hold, through its Subsidiaries, the FedEx Freight Business.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Special Mandatory Redemption Date” means the tenth business day following the date of the applicable Special Mandatory Redemption Event.

“Special Mandatory Redemption Price” means, with respect to all of the Notes outstanding on the Special Mandatory Redemption Date, a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

“Spin-Off” means, following the completion of the Reorganization Transactions, the separation of the Company from FedEx, resulting in the Company owning and operating, through its subsidiaries, the FedEx Freight Business, and the distribution by FedEx of at least 80.1% of the outstanding shares of common stock of the Company on a pro rata basis to holders of shares of common stock of FedEx.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” of any Person means any Corporation, partnership, trust or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or equivalent body thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any guarantee of payment of the Notes and the Company’s other Obligations under this Indenture by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto.

“Subsidiary Guarantor” means (1) prior to the completion of the Spin-Off, FedEx Freight, Inc. and (2) following the completion of the Spin-Off, any Guarantor that is a Subsidiary of the Company; provided that upon release or discharge of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Transfer Restricted Notes,” with respect to any series of Notes, means Definitive Notes and any other Notes of such series that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means Regions Bank, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

Section 1.02           Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02(d)
“Change of Control Offer”	4.09(a)
“Change of Control Payment”	4.09(a)
“Change of Control Payment Date”	4.09(a)
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	8.03
“Definitive Notes Legend”	2.2(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“ERISA Legend”	2.2(e) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01(a)
“Expiration Date”	1.05(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“Guaranteed Obligations”	10.01(a)
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“QIB”	1.1(a) of Appendix A

Term	Defined in Section
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Notes Legend”	2.2(e) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Special Mandatory Redemption Event”	3.08(a)
“Successor Person”	5.01(a)
“Successor Subsidiary Guarantor”	5.01(b)
“Unrestricted Global Note”	1.1(a) of Appendix A

Section 1.03           Rules of Construction.

Unless the context otherwise requires:

(1)            a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Truste Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)            “or” is not exclusive;

(4)            words in the singular include the plural, and words in the plural include the singular;

(5)            provisions apply to successive events and transactions;

(6)            unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)            the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8)            “including” means including without limitation;

(9)            references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10)          unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11)          in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.04           Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05           Acts of Holders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.05.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)            The ownership of Notes shall be proved by the Note Register.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)            The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.02.

(f)             The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted in Section 6.06. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 12.02.

(g)            Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)            Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)             The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)            With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01           Form and Dating; Terms.

(a)            Provisions relating to the Initial Notes, Additional Notes, Exchange Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of (i) Exhibit A hereto for the 2029 Notes, (ii) Exhibit B hereto for the 2031 Notes, (iii) Exhibit C hereto for the 2033 Notes or (iv) Exhibit D hereto for the 2036 Notes, which are hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)            The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to a Change of Control Offer as provided in Section 4.09, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3.

The Company may from time to time, without notice to or the consent of the Holders of any series of Notes, create and issue Additional Notes of such series with the same terms as such series of Notes, except for the issue date, the issue price and, in certain cases, the first date from which interest accrues and the first interest payment date of such Additional Notes; provided that, if such Additional Notes are not fungible for U.S. federal income tax purposes with the Notes of the applicable series, such Additional Notes will have a different CUSIP, ISIN and/or any other identifying number. Any Additional Notes of any series of Notes issued under this Indenture will be treated as a single class with such series of Notes for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02           Execution and Authentication.

(a)            At least one Officer shall execute the Notes on behalf of the Company by manual, facsimile or other electronic (including “.pdf” or “.tif” format) signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)            A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of (i) Exhibit A for the 2029 Notes, (ii) Exhibit B for the 2031 Notes, (iii) Exhibit C for the 2033 Notes or (iv) Exhibit D for the 2036 Notes attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

(d)            The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (an “Authentication Order”), (i) Initial Notes representing the 2029 Notes for original issue on the Issue Date in an aggregate principal amount of $1,000,000,000, (ii) Initial Notes representing the 2031 Notes for original issue on the Issue Date in an aggregate principal amount of $1,000,000,000, (iii) Initial Notes representing the 2033 Notes for original issue on the Issue Date in an aggregate principal amount of $700,000,000, (iv) Initial Notes representing the 2036 Notes for original issue on the Issue Date in an aggregate principal amount of $1,000,000,000, (v) subject to the terms of this Indenture, Additional Notes of any series, (vi), the Exchange Notes for issue only in an Exchange Offer and pursuant to the Registration Rights Agreement and for a like principal amount of Initial Notes of the applicable series exchanged pursuant thereto and (vii) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. With respect to any series of Notes, such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes, Exchange Notes or Unrestricted Global Notes.

Section 2.03           Registrar and Paying Agent.

(a)            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)            The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04           Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. Subject to actual receipt of such funds as provided by this Section 2.04 by the Paying Agent, the Paying Agent shall make payments on the Notes to the Holders entitled thereto on such date and in accordance with the provisions of this Indenture and the Notes. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05           Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(b), together with the principal amount of Notes held by each such Holder and the aggregate principal amount of Notes outstanding. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06           Transfer and Exchange.

(a)            The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c)            No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.09 and 9.05).

(d)            All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)            Neither the Company nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f)            Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g)            Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h)            At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, or deliver in accordance with Applicable Procedures, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A.

(i)            All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic (including “.pdf” or “.tif” format) transmission.

Section 2.07           Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08           Outstanding Notes.

(a)            The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)            If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)            If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d)            If a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to a Change of Control Offer, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09           Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10           Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11           Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall, upon the written request of the Company, be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12           Defaulted Interest.

(a)            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Company shall promptly notify the Trustee of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or deliver by electronic transmission (or otherwise transmit in accordance with the Applicable Procedures), or cause to be mailed or delivered by electronic transmission (or otherwise transmitted in accordance with the Applicable Procedures) to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a)(2) shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

(b)            Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13           CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in Change of Control Offers as a convenience to Holders; provided that the Trustee shall have no liability for any defect in any CUSIP or ISIN numbers as they appear on the Notes, on any notice or elsewhere and that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Change of Control Offers and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Change of Control Offer shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01           Notices to Trustee.

If the Company elects to redeem Notes of any series pursuant to Section 3.07, it shall furnish to the Trustee, at least two Business Days before notice of redemption is required to be mailed or otherwise delivered or caused to be mailed or otherwise delivered to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed, (4) the redemption price, if then ascertainable and (5) any condition precedent to such redemption pursuant to Section 3.07(d).

Section 3.02           Selection of Notes to Be Redeemed.

(a)            If less than all of the Notes of any series are to be redeemed pursuant to Section 3.07 at any time, the Trustee shall select the Notes to be redeemed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption. For so long as the Notes of any series are held by DTC (or another Depositary), the redemption of the Notes of such series shall be done in accordance with the Applicable Procedures.

(b)            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000; provided that no Notes of $2,000 in principal amount or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(c)            After the redemption date, upon surrender of a Note to be redeemed or purchased in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note, representing the same Indebtedness to the extent not redeemed, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03           Notice of Redemption.

(a)            Notice of redemption shall be mailed or delivered by electronic transmission (or otherwise transmitted in accordance with the Applicable Procedures) not less than 10 nor more than 60 days prior to the redemption date, to each Holder of Notes to be redeemed, at the Holder’s address appearing in the Registrar (with a copy to the Trustee). If mailed or delivered in the manner herein provided, such notice shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give notice by mailing or delivering in the manner herein provided to the Holder of any Notes designated for redemption, in whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Notes or portion thereof.

(b)            All notices of redemption shall identify the series of Notes to be redeemed and shall state:

(1)            the redemption date;

(2)            the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3)            if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4)            the name and address of the Paying Agent;

(5)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)            that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)            the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)            that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9)            if applicable, any condition to such redemption.

(c)            Notice of redemption of the Notes to be redeemed at the election of the Company shall be given by the Company or, on the Company’s request, by the Trustee in the name and at the expense of the Company, provided that the Company shall have delivered to the Trustee, at least two Business Days before the notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter period shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and providing a copy of the notice to be sent.

Section 3.04           Securities Payable on Redemption Date.

Once notice of redemption is given in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(d)). The notice, if mailed or otherwise delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05           Deposit of Redemption Price.

(a)            No later than 11:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased on that date. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record on such Record Date. The Paying Agent shall promptly send to each Holder whose Notes are to be redeemed the applicable redemption price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed .

(b)            If the Company complies with the provisions of Section 3.05(a), on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to, but excluding, the redemption date in respect of such Note will be paid on such redemption date to the Person in whose name such Note is registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06           Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or make appropriate adjustments to the amount and beneficial interests in any Global Note) at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same Indebtedness to the extent not redeemed; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07           Optional Redemption.

(a)            Prior to the applicable Par Call Date, the Company may redeem the Notes of any series, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the applicable redemption date (assuming the Notes to be redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points in the case of the 2029 Notes, 15 basis points in the case of the 2031 Notes, 15 basis points in the case of 2033 Notes and 20 basis points in the case of the 2036 Notes, less (b) interest accrued to, but excluding, the date of redemption, and

(2)            100% of the principal amount of the Notes of such series to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

(b)            On and after the applicable Par Call Date, the Company may redeem the Notes of any series, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed to, but excluding, the redemption date.

(c)            Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(d)            Any redemption notice in connection with this Section 3.07 may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Company’s discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the date of redemption, or by the date of redemption as so delayed.

(e)             The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error and the Trustee shall have no duty to confirm or verify any such determination.

(f)             The Company will not be required to make sinking fund payments with respect to the Notes. The Company may at any time, and from time to time, purchase the Notes at any price or prices in the open market, pursuant to tender or exchange offers or otherwise.

Section 3.08           Mandatory Redemption.

(a)            In the event that (i) the Spin-Off is not consummated on or at any time prior to February 5, 2027 or (ii) on or at any time prior to February 5, 2027, the Company notifies the Trustee that FedEx will not pursue the consummation of the Spin-Off (each, a “Special Mandatory Redemption Event”), the Company shall redeem all of the outstanding Notes on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. Notice of Special Mandatory Redemption shall be mailed or delivered by electronic transmission (or otherwise transmitted in accordance with the Applicable Procedures) to each Holder of the Notes to be redeemed (with a copy to the Trustee) no later than the fifth Business Day following the occurrence of the Special Mandatory Redemption Event and shall specify the Special Mandatory Redemption Date.

(b)            Upon the deposit of funds sufficient to pay the Special Mandatory Redemption Price of all Notes to be redeemed on the Special Mandatory Redemption Date with the Paying Agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, the Notes will cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under the Notes shall terminate.

(c)            If a Special Mandatory Redemption Event occurs and the Company fails to pay the Special Mandatory Redemption Price for the redemption in full of all of the Notes outstanding on the Special Mandatory Redemption Date, FedEx will pay or cause to paid on the Special Mandatory Redemption Date any portion of the Special Mandatory Redemption Price not paid by the Company.

(d)            Pending the distribution of the net proceeds from the offering of the Initial Notes to FedEx in connection with the Spin-Off, as described in the Offering Memorandum, or the redemption of the Notes on the Special Mandatory Redemption Date, the Company shall hold such net proceeds in a segregated account.

ARTICLE 4

COVENANTS

Section 4.01           Payment of Notes.

(a)            The Company will pay, or cause to be paid, the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 11:00 a.m. (New York City) time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b)            The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. In the event the Company is required to pay Additional Interest, the Company shall provide written notice to the Trustee of the Company’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Company. In the absence of receipt of such notice, the Trustee may conclusively and without liability assume that no such Additional Interest is due.

(c)            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02           Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03, provided that the Trustee shall not be considered an agent of the Company for service of legal process.

Section 4.03           Stay, Extension and Usuary Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usuary law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.04           Corporate Existence.

Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises and the corporate existence, rights (charter and statutory) and franchises of each Guarantor; provided, however, that the foregoing shall not obligate the Company to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of its business.

Section 4.05           Reports and Other Information.

(a)            The Company shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant to the Trust Indenture Act; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, shall be filed with the Trustee within 15 days after the same is so filed with the SEC. The Company shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC EDGAR (or any successor electronic delivery procedure); provided, however, that the Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).

(b)            At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall, so long as any of the Notes, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes. The Company shall take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

(c)            The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture.

Section 4.06           Compliance Certificates.

(a)            The Company and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company and each Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company and each Guarantor are taking or propose to take with respect thereto).

(b)            When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company will promptly (which shall be within 10 Business Days following the date on which the Company becomes aware of such Default, receives notice of such Default or becomes aware of such action, as applicable) send to the Trustee an Officer’s Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereof.

Section 4.07           Limitation on Liens.

(a)            The Company shall not, and shall not permit any of its U.S. Subsidiaries to incur, any Liens upon any Principal Property of the Company or any of its U.S. Subsidiaries, whether now owned or hereafter created or acquired, in order to secure Indebtedness of the Company or any of its U.S. Subsidiaries, in each case, unless prior to or at the same time, the Notes are equally and ratably secured with (or, at the Company’s option, senior to) such secured Indebtedness until such time as such Indebtedness is no longer secured by such Lien.

(b)            Section 4.07(a) shall not apply to:

(1)            Liens on any Principal Property existing with respect to any Person at the time such Person becomes the Company’s Subsidiary or a Subsidiary of any of its Subsidiaries; provided that such Lien (i) was not incurred in anticipation of such Person becoming a Subsidiary and (ii) does not extend to any Principal Property owned by the Company or any Subsidiary immediately prior to such Person becoming a Subsidiary;

(2)            Liens on any Principal Property existing at the time of acquisition by the Company or any of its direct or indirect Subsidiaries of such Principal Property (which may include any Principal Property previously leased by the Company or any of its Subsidiaries and leasehold interests on such Principal Property); provided that such Lien (i) was not incurred in anticipation of such acquisition and (ii) does not extend to any Principal Property owned by the Company or any Subsidiary immediately prior to such acquisition;

(3)            Liens on any Principal Property to secure the payment of all or any part of the purchase price of such Principal Property, or Liens on any Principal Property to secure any Indebtedness incurred prior to, at the time of, or within 12 months after, the latest of the acquisition of such Principal Property or the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such Principal Property for the purpose of financing all or any part of the purchase price of the Principal Property and related costs and expenses, the construction or the making of the improvements; provided that such Lien does not extend to any Principal Property owned by the Company or any Subsidiary other than the property subject to such acquisition, construction or improvement;

(4)            Liens securing the Company’s Indebtedness or the Indebtedness of its U.S. Subsidiaries owing to the Company or any of its U.S. Subsidiaries;

(5)            Liens existing on the Issue Date;

(6)            Liens on any Principal Property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a Person to the Company or any of its Subsidiaries; provided that such Lien (i) was not incurred in anticipation of the merger, consolidation, sale, lease, other disposition or other such transaction and (ii) does not extend to any Principal Property owned by the Company or any Subsidiary immediately prior to such merger, consolidation, sale, lease, other disposition or other such transaction;

(7)            Liens created to secure the Notes or any Guarantee thereof;

(8)            Liens imposed by law or arising by operation of law, including, without limitation, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, suppliers’, vendors’, and landlords’ Liens and other similar Liens, Liens for master’s and crew’s wages and other similar laws, arising in the ordinary course of business, Liens arising out of judgments or awards against a Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review or the period within which such proceedings may be initiated shall not have expired and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9)            Liens for taxes, fees, assessments or other governmental charges or levies not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10)          Liens to secure the performance of obligations with respect to statutory or regulatory requirements, bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance or return-of-money bonds and other obligations of a like nature;

(11)          Liens arising in connection with contracts and subcontracts with or made at the request of the United States, any state thereof, or any department, agency, or instrumentality of the United States or any state thereof;

(12)          Permitted Liens;

(13)          Liens on Property acquired or constructed with the proceeds of any tax-exempt bond financing to secure such financing;

(14)          Liens incurred or deposits or pledges made for the purpose of complying with any cash collateralization requirements resulting from defaults by lenders under any syndicated letter of credit facility the Company may have in place from time to time;

(15)          Liens incurred in connection with an escrow or similar arrangement (including any segregated account) with respect to any Indebtedness related to the Spin-Off incurred prior to the completion of the Spin-Off;

(16)          Liens in connection with any sale, transfer, participation, pledge or other disposition of any receivables, payables, loans, leases, other payment rights (whether secured or unsecured) or other financial assets of the Company or any of its U.S. Subsidiaries and any assets related to the foregoing (including any equipment or other assets subject to any lease), and in each case with all ancillary rights, supporting obligations and rights under any related credit support or hedging arrangements, in connection with any asset based financing or asset sale transaction or series of related transactions (including, without limitation, future flow financings, factorings, participations, asset backed securitizations, covered bonds, asset based lending and similar financing structures) that may be entered into by the Company and its U.S. Subsidiaries in the ordinary course of business;

(17)          Liens securing obligations under any repurchase or securities lending agreement or transaction or other similar short-term financings under 365 days entered into by the Company or any of its U.S. Subsidiaries, including, but not limited to, any Liens granted to intermediaries providing clearing, custody or similar services; or

(18)          any extensions, renewals or replacements of any Lien referred to in clauses (1) through (17) without increase of the principal amount of the Indebtedness secured by such Lien (except to the extent of any fees, premiums, expenses or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any such clauses shall not extend to or cover any of the Company’s Principal Properties or the Principal Properties of any of its U.S. Subsidiaries, as the case may be, other than the Principal Property secured by the original Lien and improvements to such Principal Property.

(c)            Notwithstanding Section 4.07(a) and (b), the Company and its U.S. Subsidiaries will be permitted to incur Indebtedness secured by Liens which would otherwise be subject to Section 4.07(a) without equally and ratably securing the Notes, provided that, after giving effect to such Indebtedness, the aggregate amount of all Indebtedness secured by Liens on Principal Properties (not including Liens permitted under clauses (1) through (18) of Section 4.07(b)) does not exceed 15% of Consolidated Total Assets, calculated as of the date of the creation or incurrence of the Lien. The Company and its U.S. Subsidiaries may also, without equally and ratably securing the Notes, create or incur Liens that renew, substitute or replace (including successive renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Section 4.08           Future Guarantors.

(a)            Upon the date of the completion of the Spin-Off, the Company shall cause FedEx Custom Critical, Inc. to become a Subsidiary Guarantor by executing and delivering to the Trustee a supplemental indenture to this Indenture, substantially in the form of Exhibit F hereto, pursuant to which FedEx Custom Critical, Inc. shall irrevocably and unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the Notes on a senior basis and all other Obligations under this Indenture.

(b)            The Company may elect, in its sole discretion, to cause any of its Subsidiaries to become a Subsidiary Guarantor by executing and delivering to the Trustee a supplemental indenture to this Indenture, substantially in the form of Exhibit F hereto, pursuant to which such Subsidiary will irrevocably and unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the Notes on a senior basis and all other Obligations under this Indenture. Any Subsidiary Guarantee granted pursuant to this Section 4.08(b) may be released at any time in the Company’s sole discretion.

Section 4.09           Offer to Repurchase Upon Change of Control Repurchase Event.

(a)            If a Change of Control Repurchase Event occurs with respect to a series of Notes, unless the Company has previously or concurrently mailed or delivered by electronic transmission (or otherwise transmitted in accordance with the Applicable Procedures) a notice of redemption with respect to all of the Notes of such series pursuant to Section 3.07, the Company will be required to make an offer to each Holder of the Notes of such series to repurchase all or any part (in denominations of $2,000 and in integral multiples of $1,000 in excess thereof) of that Holder’s Notes of such series (the “Change of Control Offer”), at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest, if any on the Notes repurchased to, but excluding, the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) (the “Change of Control Payment”).

(b)            Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will mail or deliver by electronic transmission a notice to each Holder (or otherwise transmitted in accordance with the Applicable Procedures), with a copy to the Trustee, stating:

(1)            that a Change of Control Offer is being made pursuant to this Section 4.09, the expiration time for such Change of Control Offer (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered) and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for repurchase by the Company at a repurchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date);

(2)            the purchase date, which shall be no later than three Business Days after the date such Change of Control Offer expires (the “Change of Control Payment Date”);

(3)            that Notes must be tendered in integral multiples of $1,000, and any Note not properly tendered will remain outstanding and continue to accrue interest (subject to clause (7) below);

(4)            that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(5)            that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” attached to such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)            that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the expiration time of such Change of Control Offer, a facsimile transmission or letter or other transmission in accordance with the procedures of the Depositary setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)            that, if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof);

(8)            the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and, if the notice if mailed or otherwise delivered prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice; and

(9)            the other procedures, as determined by the Company, consistent with this o that a Holder must follow.

The notice, if mailed or otherwise delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed or otherwise in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the repurchase of the Notes as to all other Holders that properly received such notice without defect.

(c)            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of the applicable series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes of the appliable series, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes of such series by virtue of such conflict.

(d)            On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)            accept for payment all the Notes or portions of the Notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000;

(2)            deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Notes or portions of the Notes properly tendered; and

(3)            deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased.

(e)            The Paying Agent will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for the Notes, and the Trustee will promptly authenticate and deliver (or make appropriate adjustments to the amount and beneficial interests in any Global Note) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

(f)             The Company will not be required to make a Change of Control Offer if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer or (ii) the Company has previously or concurrently mailed or otherwise delivered a notice of redemption with respect to all of the Notes of such series pursuant to Section 3.07.

(g)            If Holders of not less than 90% in aggregate principal amount of the applicable outstanding series of Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making an offer to repurchase the Notes upon a Change of Control Repurchase Event in lieu of the Company pursuant to Section 4.09(f), purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Other than as specifically provided in this Section 4.09, any redemption pursuant to this Section 4.09(g) shall be made pursuant to the provisions of Article 3.

ARTICLE 5

SUCCESSORS

Section 5.01           Merger, Consolidation or Sale of All or Substantially All Assets.

(a)            The Company may not consolidate with or merge into, or convey, transfer or lease all of substantially all of its properties and assets to, any Person (such Person, a “Successor Person”) unless:

(1)            the Successor Person expressly assumes the Company’s Obligations with respect to the Notes and this Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and assumes by written agreement all of the obligations of the Company under the Registration Rights Agreement;

(2)            immediately after giving effect to the transaction, no Event of Default under this Indenture shall have occurred and be continuing, and no event which, after notice or lapse or time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)            the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease, and such supplemental indenture or other documentation or instruments, if any, comply with this Indenture.

Notwithstanding the preceding paragraph, the Reorganization Transactions and the Spin-Off shall be permitted.

(b)            Following the completion of the Spin-Off, and subject to Section 10.06, no Subsidiary Guarantor shall, and the Company shall not permit any such Subsidiary Guarantor to, consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person (such Person, a “Successor Subsidiary Guarantor”), unless:

(1)            the Successor Subsidiary Guarantor expressly assumes such Subsidiary Guarantor’s obligations under this Indenture with respect to the such Subsidiary Guarantor’s related Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and assumes by written agreement all of the obligations of such Subsidiary Guarantor under the Registration Rights Agreement;

(2)            immediately after giving effect to the transaction, no Event of Default under this Indenture shall have occurred and be continuing, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)            the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease, and such supplemental indenture or other documentation or instruments, if any, comply with this Indenture.

Notwithstanding the preceding paragraph, any Subsidiary Guarantor may merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company.

Section 5.02           Successor Entity Substituted.

Upon any such consolidation, merger, conveyance, or transfer (other than a lease) in accordance with Section 5.01, the resulting or acquiring entity will be substituted for the predecessor entity with the same effect as if it had been an original party to this Indenture. As a result, the successor entity may exercise rights and powers of its predecessor under this Indenture, and such predecessor will be released from further liabilities and obligations hereunder.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01           Events of Default.

(a)            Each of the following is an “Event of Default” with respect to any series of Notes:

(1)            failure to pay principal or premium, if any, on that series of Notes when such principal or premium, if any, becomes due;

(2)            failure to pay any interest or Additional Interest on that series of Notes for 30 days after such interest becomes due;

(3)            failure to deposit any sinking fund payment for 30 days after such payment is due by the terms of that series of Notes;

(4)            a failure to perform by the Company or a breach by the Company, in any material respect, of any other covenant or warranty in this Indenture with respect to that series of Notes, other than a covenant or warranty included in this Indenture solely for the benefit of another series of Notes, for 90 days after either the Trustee has given the Company or Holders of at least 30% in principal amount of the outstanding Notes of that series have given the Company and the Trustee written notice of such failure to perform or breach in the manner required by this Indenture;

(5)            (i)              the Company or, prior to the completion of the Spin-Off, FedEx, pursuant to or within the meaning of any Bankruptcy Law:

(A)           commences proceedings to be adjudicated bankrupt or insolvent;

(B)            consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C)            consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)            makes a general assignment for the benefit of its creditors; or

(E)            makes an admission in writing of its inability to pay its debts generally as they become due; or

(ii)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Company or, prior to the completion of the Spin-Off, FedEx in a proceeding in which the Company or FedEx, as applicable, is to be adjudicated bankrupt or insolvent;

(B)            appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or, prior to the completion of the Spin-Off, FedEx, or for all or substantially all of the property of the Company or, prior to the completion of the Spin-Off, FedEx; or

(C)            orders the liquidation, dissolution or winding up of the Company or, prior to the completion of the Spin-Off, FedEx;

and the order or decree remains unstayed and in effect for 90 consecutive days;

(6)            prior to the completion of the Spin-Off, a failure to perform by FedEx or a breach by FedEx, in any material respect, of any other covenant or warranty in the Guarantee Agreement with respect to that series of Notes, other than a covenant or warranty included in the Guarantee Agreement solely for the benefit of another series of Notes, for 90 days after either the Trustee has given the Company or Holders of at least 30% in principal amount of the outstanding Notes of that series have given the Company and the Trustee written notice of such failure to perform or breach in the manner required by this Indenture; or

(7)            prior to the completion of the Spin-Off, the Parent Guarantee of FedEx of any series of the Notes shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of FedEx denies that FedEx has any further liability under its Parent Guarantee of any series of the Notes or gives notice to such effect, other than by reason of the termination of this Indenture or the release of such Parent Guarantee of FedEx in accordance with the Guarantee Agreement;

provided, however, nothing in this Indenture shall require the Trustee to provide a notice to the Company in accordance with clauses (4) and (6) above absent a direction from holders of a majority in principal amount of the Notes then outstanding (subject to the Trustee’s rights to be indemnified under this Indenture).

(b)            For the avoidance of doubt, an Event of Default under one series of Notes does not necessarily constitute an Event of Default under any other series of Notes.

Section 6.02           Acceleration.

(a)            If an Event of Default (other than an Event of Default described in clause (5) of Section 6.01(a)) with respect to a series of Notes occurs and is continuing, the Holders of at least 30% in aggregate principal amount of the outstanding Notes of that series may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes of that series due and immediately payable by a notice in writing to the Company and to the Trustee. Upon such declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable.

(b)            If an Event of Default specified in clause (5) of Section 6.01(a) occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the then outstanding Notes issued under this Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)            After any declaration of acceleration of a series of Notes, but before a judgment or decree for payment has been obtained, the Event of Default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled

(1)            if the Company or a Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(i)             all overdue interest;

(ii)            the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts;

(iii)           any interest on overdue interest, to the extent legally permitted; and

(iv)            all amounts due to the Trustee under this Indenture, and

(2)            all Events of Default with respect to that series of Notes, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.

(d)            The Holders of a majority in principal amount of the outstanding Notes of any series may waive all past Events of Default (except with respect to nonpayment of principal, premium or interest) and rescind any acceleration with respect to the Notes of such series and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes of such series that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.03           Other Remedies.

(a)            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04           Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the outstanding Notes of any series may on behalf of the Holders of all the Notes of such series waive any past Default hereunder with respect to such series and its consequences, except a Default:

(1)            in the payment of the principal of, or any premium or interest on, any Note of such series; or

(2)            in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each outstanding Note of such series affected;

provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist with respect to such series of Notes, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05           Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee for the Notes of such series; provided that (i) the direction is not in conflict with any law or this Indenture, (ii) the Trustee may take any other action it deems proper which is not inconsistent with the direction, and (iii) the Trustee will generally have the right to decline to follow the direction if an officer of the Trustee determines, in good faith, that the proceeding would involve the Trustee in personal liability or would otherwise be contrary to applicable law.

Section 6.06           Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes of any series, unless:

(1)            such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of such series;

(2)            Holders of at least 30% in principal amount of the outstanding Notes of that series make a written request to the Trustee to institute proceedings with respect to such Event of Default;

(3)            the Holders have offered reasonable indemnity to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)            the Trustee fails to pursue that remedy within 60 days after receipt of the notice, request and offer of indemnity; and

(5)            during that 60-day period, the holders of a majority in principal amount of the Notes of that series do not give the Trustee a direction inconsistent with the request.

Section 6.07           Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08           Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09           Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10           Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11           Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12           Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13           Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(1)            to the Trustee and its agents and attorneys for amounts due under this Indenture, including Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(2)            to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(3)            to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 12.02.

Section 6.14           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01           Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            Except during the continuance of an Event of Default:

(1)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)            Subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes and the Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

(f)             The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02           Rights of Trustee.

(a)            The Trustee may conclusively rely upon any resolution, Officer’s Certificate, Opinion of Counsel, statement, certificate, instrument, opinion, report, notice, request, consent, order, judgement, appraisal, bond or any other document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f)             None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)            The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h)            In no event shall the Trustee be responsible or liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)             The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; provided that during the continuance of an Event of Default, only the Trustee and not any Agent shall be subject to the prudent person standard.

(j)             The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.

(k)            The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(l)             The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)           The right of the Trustee to perform any discretionary or permissive act enumerated in this Indenture shall not be construed as a duty.

(n)            Each Holder, by its acceptance of any Notes and the Guarantees thereof, irrevocably consents and agrees to the terms of the Guarantee Agreement as the same may be in effect or may be amended from time to time in accordance with the terms of this Indenture and authorizes and directs the Trustee (i) to enter into the Guarantee Agreement, and perform its obligations and exercise its rights, powers and discretions under the Guarantee Agreement in accordance therewith and this Indenture. In acting or refraining from acting under the Guarantee Agreement, Trustee shall have all of the rights (including indemnification rights), powers, benefits, privileges, protections, indemnities and immunities granted to the Trustee under this Indenture.

Section 7.03           Individual Rights of Trustee.

The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or such Agent. However, in the event that the Trustee acquires any conflicting interest within the meaning of Trust Indenture Act Section 310(b) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04           Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05           Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee will mail or otherwise deliver to each Holder a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default or Event of Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders.

Section 7.06           Reports by Trustee to Holders of the Notes.

(a)            To the extent this Indenture has been qualified under the Trust Indenture Act, within 60 days after each January 15, beginning with the January 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

(b)            A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each national securities exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Company shall promptly notify the Trustee in writing in the event the Notes are listed on any national securities exchange or delisted therefrom.

Section 7.07           Compensation and Indemnity.

(a)            The Company and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.

(b)            The Company and the Guarantors, jointly and severally, shall indemnify the Trustee and any predecessor Trustee for, and hold each of the Trustee and any predecessor harmless against, any and all loss, damage, claims, liability or expense (including reasonable and documented attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under the Guarantee Agreement (including the costs and expenses of enforcing this Indenture or the Guarantee Agreement against the Company or any Guarantor (including this Section 7.07)) or defending itself against any claim whether asserted by any Holder, the Company or any Guarantor, or any other Person or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder or under the Guarantee Agreement). The Trustee shall notify the Company promptly of any third party claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

(c)            The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)            To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e)            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(5) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08           Replacement of Trustee.

(a)            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing at least 30 days prior to the requested date of removal. The Company may remove the Trustee if:

(1)            the Trustee fails to comply with Section 7.10;

(2)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)            a receiver or public officer takes charge of the Trustee or its property; or

(4)            the Trustee becomes incapable of acting.

(b)            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Company.

(c)            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f)            As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09           Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, sells or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10           Eligibility; Disqualification.

(a)            There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition.

(b)            This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11           Preferential Collection of Claims Against the Company.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01           Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes of any series upon compliance with the conditions set forth below in this Article 8.

Section 8.02           Legal Defeasance and Discharge.

(a)            Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02 with respect to a series of Notes, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes of such series and the Guarantees thereof on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of the applicable series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) through (4) below, and to have satisfied all of its other obligations under the Notes of such series and this Indenture, including that of the Guarantors with respect to such series of Notes (and the Trustee, on demand of and at the expense of the Company, shall execute such instruments as reasonably requested by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders to receive payments in respect of the principal, premium, if any, and interest on the Notes of such series when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(2)            the Company’s obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)            the rights, powers, trusts, duties, indemnities and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)            this Section 8.02.

(b)            Following the Company’s exercise of its Legal Defeasance option, payment of the Notes of the applicable series may not be accelerated because of an Event of Default.

(c)            Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03           Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03 with respect to a series of Notes, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.04, 4.05, 4.07, 4.08 and 4.09 with respect to the outstanding Notes of such series on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes of the applicable series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and the Notes of such series shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03 with respect to a series of Notes, subject to the satisfaction of the conditions set forth in Section 8.04, Section 6.01(a)(4) (only with respect to covenants that are released as a result of such Covenant Defeasance) shall not constitute an Event of Default.

Section 8.04           Conditions to Legal or Covenant Defeasance.

(a)            The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes of any series:

(1)            the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the outstanding Notes of such series on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes of such series are being defeased to Stated Maturity or to a particular redemption date;

(2)            in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)            the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B)            since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the Holders and beneficial holders of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders and beneficial holders of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(5)            the Company has delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, any Guarantor or others;

(6)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(7)            the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at Stated Maturity or the redemption date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (6) above).

Section 8.05           Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)            Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes of such series, but such money need not be segregated from other funds except to the extent required by law.

(b)            The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c)            Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to the Company.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 8.07           Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes of the applicable series and the Guarantees thereof shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Company makes any payment of principal, premium, if any, or interest on any Note of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           Without Consent of Holders.

(a)            Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend this Indenture, the Guarantee Agreement, the Notes and the Guarantees to:

(1)            evidence the succession of another Person to the Company or any Guarantor, or successive successions, and the assumption of the Company’s or such Guarantor’s covenants, agreements and obligations by the successor in accordance with Article 5;

(2)            add further covenants for the benefit of the Holders of any series of Notes or to surrender any rights or powers conferred on the Company or any Guarantor;

(3)            add any additional events of default for any series of Notes for the benefit of the Holders of any series of Notes;

(4)            provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(5)            add to, change or eliminate any provision of this Indenture applying to one or more series of Notes; provided that if such action adversely affects the interests of any Holder of any series of Notes in any material respect, such addition, change or elimination will become effective with respect to that series only when no Notes of that series remain outstanding;

(6)            convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power conferred upon the Company or any Guarantor by this Indenture;

(7)            evidence and provide for successor Trustees and to add to or change any provisions of this Indenture to the extent necessary to appoint a separate Trustee or Trustees for a specific series of Notes; provided that the successor Trustee or separate Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(8)            correct any ambiguity, defect or inconsistency under this Indenture;

(9)            make other provisions with respect to matters or questions arising under this Indenture; provided that (i) in the case of any such cure, correction, supplement, matter, question, amendment or modification to (or which results in any change to) any guarantee (including the Guarantees), shall not adversely affect the interests of the Holders of any Notes then outstanding, and (ii) in all other cases, such action does not adversely affect the interests of the Holders of any series of Notes in any material respect;

(10)          supplement any provisions of this Indenture necessary to defease and discharge any series of Notes, provided that such action does not adversely affect the interests of the Holders of any series of Notes in any material respect;

(11)          comply with the rules or regulations of any securities exchange or automated quotation system on which any Notes are listed or traded;

(12)          comply with any requirement of the SEC in connection with any required qualification of this Indenture under the Trust Indenture Act;

(13)          secure the Notes or any Guarantee;

(14)          add to, change or eliminate any provisions of this Indenture in accordance with any amendments to the Trust Indenture Act; provided that such action does not adversely affect the rights or interests of any Holder of Notes in any material respect;

(15)          provide for the payment by us of additional amounts in respect of taxes imposed on certain Holders and for the treatment of such additional amounts as interest and for all matters incidental thereto;

(16)          add Guarantors or co-obligors with respect to the Notes or release a Guarantor or co-obligor from its obligations under its Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(17)          provide for the issuance of Exchange Notes of any series, which shall be treated, together with any outstanding Notes of the applicable series, as a single class of securities; or

(18)          to conform any provision in this Indenture or the Guarantee Agreement to the “Description of Notes” section of the Offering Memorandum to the extent that such provision was intended to be a verbatim recitation of a provision in the “Description of Notes,” as evidenced by an Officer’s Certificate delivered to the Trustee.

(b)            Upon the request of the Company, and upon receipt by the Trustee of the documents described in Sections 9.06 and 12.04, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture or guarantee agreement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture or guarantee agreement that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.02           With Consent of Holders.

(a)            Except as provided in Section 9.01 and this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Guarantee Agreement, the Notes and the Guarantees with the consent of the Holders of a majority in principal amount of the Notes then outstanding of each series affected by such amendment or supplement (including consents obtained in connection with a purchase of, or tender or exchange offer for, Notes of the applicable series) and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantee Agreement, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender or exchange offer for, Notes of the applicable series). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)            Upon the request of the Company, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02, 9.06 and 12.04, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture or guarantee agreement unless such amended or supplemental indenture or guarantee agreement directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or guarantee agreement.

(c)            It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver.

(d)            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will give to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure of the Company to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

(e)            Without the consent of each affected Holder of the Notes of any series affected thereby, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)            change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount of, or any premium or rate of interest on, any Note or make any changes to any Guarantee that would adversely affect Holders;

(2)            reduce the amount of principal of an original issue discount Note or any other Note payable upon acceleration of the maturity thereof;

(3)            change the place or currency of payment of principal, premium, if any, or interest;

(4)            impair the right to receive payment or to institute suit for the enforcement of any payment on or after such payment becomes due for any Note;

(5)            reduce the percentage in principal amount of outstanding Notes of any series, the consent of whose Holders is required for modification of this Indenture, for waiver of compliance with provisions of this Indenture or for waiver of Defaults of this Indenture;

(6)            make modifications to the provisions for modification of this Indenture and for waivers, except to increase the principal amount of Notes necessary to consent to any such change or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the Holders of each outstanding Note affected by such change; or

(7)            make any change to or modify the priority in right of payment of Notes of such series or any Guarantees thereof that would adversely affect Holders.

(f)            A consent to any amendment, supplement or waiver of this Indenture, the Guarantee Agreement, the Notes or the Note Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03           Compliance with Trust Indenture Act.

If this Indenture is qualified under the Trust Indenture Act, every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04           Revocation and Effect of Consents.

(a)            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)            The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.05           Notation on or Exchange of Notes.

(a)            The Company or the Trustee, at the Company’s request, may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06           Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and, if applicable, the Guarantee Agreement, and, with respect to such Opinion of Counsel , that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

ARTICLE 10

GUARANTEES

Section 10.01         Guarantee.

(a)            Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise (collectively, the “Guaranteed Obligations”). Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c)            Each of the Subsidiary Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d)            If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)            Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

(f)            Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)            In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)            Each payment to be made by a Subsidiary Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02         Limitation on Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Subsidiary Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

Section 10.03         Execution and Delivery.

(a)            To evidence its Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an Officer or person holding an equivalent title.

(b)            Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(c)            If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantees shall be valid nevertheless.

(d)            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 10.04         Subrogation.

Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 or the Guarantee Agreement; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes of the applicable series shall have been paid in full.

Section 10.05         Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06         Release of Subsidiary Guarantees.

(a)            Prior to the completion of the Spin-Off, a Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Subsidiary Guarantor, the Company, the Trustee or of any Holder shall be required for the release of such Subsidiary Guarantor’s Guarantee upon, with respect a series of Notes, the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the discharge of the Company’s obligations under this Indenture in accordance with Article 11.

(b)            Following the completion of the Spin-Off, a Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Subsidiary Guarantor, the Company, the Trustee or of any Holder shall be required for the release of such Subsidiary Guarantor’s Guarantee, upon:

(1)            any sale, exchange or transfer (by merger, amalgamation, consolidation, business combination or otherwise) of (i) the Capital Stock of such Subsidiary Guarantor, after which such Subsidiary Guarantor is no longer a Subsidiary of the Company or (ii) all or substantially all the assets of the Subsidiary Guarantor (other than a sale, exchange or transfer to the Company or a Subsidiary of the Company), in each case if such sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture;

(2)            such Subsidiary Guarantor consolidating with, merging into or transferring all of its properties or assets to the Company or another Subsidiary Guarantor, and as a result of, or in connection with, such transaction such Subsidiary Guarantor dissolves or otherwise ceases to exist; or

(3)            with respect a series of Notes, the Company’s exercise of its Legal Defeasance option in accordance with Article 8 or the discharge of the Company’s obligations under this Indenture in accordance with Article 11; and

(c)            At the written request of the Company, upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction or release have been complied with, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01         Satisfaction and Discharge.

(a)            This Indenture will be discharged, and will cease to be of further effect as to all Notes of a series, when either:

(1)            all Notes of such series that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2)            (A) all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(B)            the Company or any Guarantor has paid or caused to be paid all sums payable by the Company under this Indenture with respect to such series of Notes; and

(C)            the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

(b)            In addition, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of Section 11.01(a), the provisions of Section 11.02 and Section 8.06 shall survive.

Section 11.02         Application of Trust Money.

(a)            Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes of the applicable series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b)            If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture, the Notes of the applicable series and the Guarantees thereof shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal, premium, if any, or interest on any Notes of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Notes of such series to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 12

MISCELLANEOUS

Section 12.01         Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c) in respect of Sections of the Trust Indenture Act that are incorporated by reference in this Indenture pursuant to Section 1.04, the imposed duties shall control.

Section 12.02         Notices.

(a)            Any notice or communication to the Company, any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Company or any Guarantor:

c/o FedEx Freight Holding Company, Inc.
8285 Tournament Drive

Memphis, Tennessee 38125
Email: [***]
Attention: [***]

with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West

395 9th Ave

New York, New York 10001
Email: [***]
Attention: Laura A. Kaufmann

if to the Trustee:

Regions Bank
1180 West Peachtree Street

Suite 1200

Atlanta, GA 30309

Email: [***]
Attention: Kristine Prall

The Company, any Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b)            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)            Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)            Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the Applicable Procedures, if any, prescribed for the giving of such notice.

(f)            The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)            If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03         Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.04         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

(1)            an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05         Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.06 or Trust Indenture Act Section 314(a)(4)) shall include:

(1)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07         No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor (other than the Company in respect of the Notes and each Guarantor in respect of its Guarantee) under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 12.08         Governing Law; Submission to Jurisdiction.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The parties hereby (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

Section 12.09         Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS (BY ACCEPTANCE OF THE NOTES) AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10         Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services and hacking, cyber attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.11         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12         Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.13         Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14         Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.15         Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16         Electronic Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 12.17         U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.18         Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

Section 12.19         Qualification of Indenture.

The Company and the Guarantors shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company and the Guarantors any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act and the consummation of the Exchange Offer.

[Signatures on following page]

Fedex freight holding company, inc.

By:	/s/ C. Edward Klank III
	Name:	C. Edward Klank III
	Title:	President

fedex freight, inc.

By	/s/ Benjamin J. Huwer
	Name:	Benjamin J. Huwer
	Title:	Assistant Treasurer

[Signature page to Indenture]

REGIONS BANK, as Trustee

By:	/s/ Craig A. Kaye
	Name:	Craig A. Kaye
	Title:	Vice President

[Signature page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES,
ADDITIONAL NOTES AND EXCHANGE NOTES

Section 1.1           Definitions.

(a)            Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b)            Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)

Term:	Defined in Section:

“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1           Form and Dating

(a)            The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b)            Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.

(c)            Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

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The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)            Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2           Transfer and Exchange.

(a)            Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i)             to register the transfer of such Definitive Notes; or

(ii)            to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)            in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in (i) Exhibit A for the 2029 Notes, (i) Exhibit B for the 2031 Notes, (i) Exhibit C for the 2033 Notes or (i) Exhibit D for the 2036 Notes for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)            Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i)             a certification from the transferor in the form provided on the reverse side of the Form of Note in (i) Exhibit A for the 2029 Notes, (i) Exhibit B for the 2031 Notes, (i) Exhibit C for the 2033 Notes or (i) Exhibit D for the 2036 Notes for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

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(ii)            written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c)             Transfer and Exchange of Global Notes.

(i)             The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)            If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)           Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)            Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i)             Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in (i) Exhibit A for the 2029 Notes, (i) Exhibit B for the 2031 Notes, (i) Exhibit C for the 2033 Notes or (i) Exhibit D for the 2036 Notes for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit E to the Trustee.

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(ii)            During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in (i) Exhibit A for the 2029 Notes, (i) Exhibit B for the 2031 Notes, (i) Exhibit C for the 2033 Notes or (i) Exhibit D for the 2036 Notes for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii)            Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in (i) Exhibit A for the 2029 Notes, (i) Exhibit B for the 2031 Notes, (i) Exhibit C for the 2033 Notes or (i) Exhibit D for the 2036 Notes for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv)            Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in (i) Exhibit A for the 2029 Notes, (i) Exhibit B for the 2031 Notes, (i) Exhibit C for the 2033 Notes or (i) Exhibit D for the 2036 Notes) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(v)            If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(e)             Legends.

(i)             Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

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THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATIONS NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUEST), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY (OR ANY INTEREST HEREIN), THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) IT IS NOT ACTING ON BEHALF OF, AND NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST HEREIN) CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (C) AN ENTITY, THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (A) OR (B) (EACH OF THE FOREGOING DESCRIBED IN CLAUSES (A), (B) OR (C), A “PLAN”) OR (II) THE ACQUISITION, HOLDING, AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii)            Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in (i) Exhibit A for the 2029 Notes, (i) Exhibit B for the 2031 Notes, (i) Exhibit C for the 2033 Notes or (i) Exhibit D for the 2036 Notes) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(iii)            After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.

(iv)            Upon the consummation of an Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Additional Notes in such Exchange Offer.

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(v)            Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(g)            Obligations with Respect to Transfers and Exchanges of Notes.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)            No service charge shall be imposed in connection with any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 4.09 and 9.05 of this Indenture).

(iii)           Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)           All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v)            In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h)            No Obligation of the Trustee.

(i)             The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

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(ii)            None of the Company, the Trustee or the Paying Agent or any of their respective agents shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(iii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)  Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of this Indenture, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall, at the direction of the Company, cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

Section 2.3             Definitive Notes.

(a)            A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository or (iii) the Company, in its sole discretion and subject to the procedures of the Depository, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

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(b)            Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c)            The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)            In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

A-1

CUSIP [                  ]

ISIN [                 ]2

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

4.300% Senior Notes due 2029

No. [RA-__] [RS-__] [RIAI-__] [U-__]	[Up to][3] [$______________]

FEDEX FREIGHT HOLDING COMPANY, INC.

FEDEX FREIGHT HOLDING COMPANY, INC. promises to pay to [CEDE & CO.]4 [_______________] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]5 [of $_______ (_______ Dollars)]6 on March 15, 2029.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

2         Rule 144A Note CUSIP: 314352AA3

Rule 144A Note ISIN: US314352AA31

Regulation S Note CUSIP: U3157AAA7

Regulation S Note ISIN: USU3157AAA70

IAI Note CUSIP: 314352AJ4

IAI Note ISIN: US314352AJ40

3        Include in Global Notes.

4        Include in Global Notes

5        Include in Global Notes

6        Include in Definitive Notes

A-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

FEDEX FREIGHT HOLDING COMPANY, INC.

By:
Name:
Title:

A-3

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

REGIONS BANK, as Trustee

By:
Authorized Signatory

Dated:

A-4

[Reverse Side of Note]

4.300% Senior Notes due 2029

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST. Fedex Freight Holding Company, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 4.300% per annum until but excluding maturity [and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below]7. The Company shall pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [February 5, 2026] 8; provided that the first Interest Payment Date shall be [September 15, 2026]9. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.            METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND REGISTRAR. Initially, Regions Bank, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in either such capacity.

4.            INDENTURE. The Company issued the Notes under an Indenture, dated as of February 5, 2026 (as amended or supplemented from time to time, the “Indenture”), among FedEx Freight Holding Company, Inc., the Subsidiary Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 4.300% Senior Notes due 2029. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

7         Include for any Notes that may be entitled to Additional Interest under the Registration Rights Agreement.

8         Include in Initial Notes.

9         Include in Initial Notes.

A-5

5.            REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.            AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9.            DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.            AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

[11.           ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in a Registration Rights Agreement, including the right to receive Additional Interest, if applicable.]10

12.            GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.            CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Company and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

10       Include for any Notes that may be entitled to Additional Interest under the Registration Rights Agreement.

A-6

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, the Guarantee Agreement and the Registration Rights Agreement. Requests may be made to the Company at the following address:

c/o FedEx Freight Holding Company, Inc.
8285 Tournament Drive

Memphis, Tennessee 38125

A-7

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-8

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or Subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A-9

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-10

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE11

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

11         Include only for Regulation S Global Notes.

A-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Indenture, check the box below:

[   ] Section 4.09

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*This schedule should be included only if the Note is issued in global form.

A-13

EXHIBIT B

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

B-1

CUSIP [                  ]

ISIN [                 ]12

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

4.650% Senior Notes due 2031

No. [RA-__] [RS-__] [RIAI-__] [U-__]	[Up to][13] [$______________]

FEDEX FREIGHT HOLDING COMPANY, INC.

FEDEX FREIGHT HOLDING COMPANY, INC. promises to pay to [CEDE & CO.]14 [_______________] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]15 [of $_______ (_______ Dollars)]16 on March 15, 2031.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

12       Rule 144A Note CUSIP: 314352AC9

Rule 144A Note ISIN: US314352AC96

Regulation S Note CUSIP: U3157AAB5

Regulation S Note ISIN: USU3157AAB53

IAI Note CUSIP: 314352AK1

IAI Note ISIN: US314352AK13

13      Include in Global Notes.

14      Include in Global Notes

15      Include in Global Notes

16      Include in Definitive Notes

B-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

FEDEX FREIGHT HOLDING COMPANY, INC.

By:
Name:
Title:

B-3

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

REGIONS BANK, as Trustee

By:
Authorized Signatory

Dated:

B-4

[Reverse Side of Note]

4.650% Senior Notes due 2031

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST. Fedex Freight Holding Company, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 4.650% per annum until but excluding maturity [and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below]17. The Company shall pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [February 5, 2026] 18; provided that the first Interest Payment Date shall be [September 15, 2026]19. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.            METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND REGISTRAR. Initially, Regions Bank, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in either such capacity.

4.            INDENTURE. The Company issued the Notes under an Indenture, dated as of February 5, 2026 (as amended or supplemented from time to time, the “Indenture”), among FedEx Freight Holding Company, Inc., the Subsidiary Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 4.650% Senior Notes due 2031. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

17         Include for any Notes that may be entitled to Additional Interest under the Registration Rights Agreement.

18      Include in Initial Notes.

19      Include in Initial Notes.

B-5

5.            REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.            AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9.            DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.            AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

[11.           ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in a Registration Rights Agreement, including the right to receive Additional Interest, if applicable.]20

12.            GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.            CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Company and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20      Include for any Notes that may be entitled to Additional Interest under the Registration Rights Agreement.

B-6

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, the Guarantee Agreement and the Registration Rights Agreement. Requests may be made to the Company at the following address:

c/o FedEx Freight Holding Company, Inc.
8285 Tournament Drive

Memphis, Tennessee 38125

B-7

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

B-8

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or Subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

B-9

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

B-10

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE21

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

21       Include only for Regulation S Global Notes.

B-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Indenture, check the box below:

[   ] Section 4.09

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

B-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*This schedule should be included only if the Note is issued in global form.

B-13

EXHIBIT C

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

C-1

CUSIP [                  ]

ISIN [                 ]22

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

4.950% Senior Notes due 2033

No. [RA-__] [RS-__] [RIAI-__] [U-__]	[Up to][23] [$______________]

FEDEX FREIGHT HOLDING COMPANY, INC.

FEDEX FREIGHT HOLDING COMPANY, INC. promises to pay to [CEDE & CO.]24 [_______________] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]25 [of $_______ (_______ Dollars)]26 on March 15, 2033.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

22       Rule 144A Note CUSIP: 314352AE5

Rule 144A Note ISIN: US314352AE52

Regulation S Note CUSIP: U3157AAC3

Regulation S Note ISIN: USU3157AAC37

IAI Note CUSIP: 314352AL9

IAI Note ISIN: US314352AL95

23      Include in Global Notes.

24      Include in Global Notes

25      Include in Global Notes

26      Include in Definitive Notes

C-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

FEDEX FREIGHT HOLDING COMPANY, INC.

By:
Name:
Title:

C-3

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

REGIONS BANK, as Trustee

By:
Authorized Signatory

Dated:

C-4

[Reverse Side of Note]

4.950% Senior Notes due 2033

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST. Fedex Freight Holding Company, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 4.950% per annum until but excluding maturity [and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below]27. The Company shall pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [February 5, 2026] 28; provided that the first Interest Payment Date shall be [September 15, 2026]29. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.            METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND REGISTRAR. Initially, Regions Bank, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in either such capacity.

4.            INDENTURE. The Company issued the Notes under an Indenture, dated as of February 5, 2026 (as amended or supplemented from time to time, the “Indenture”), among FedEx Freight Holding Company, Inc., the Subsidiary Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 4.950% Senior Notes due 2033. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

27      Include for any Notes that may be entitled to Additional Interest under the Registration Rights Agreement.

28      Include in Initial Notes.

29      Include in Initial Notes.

C-5

5.            REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.            AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9.            DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.            AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

[11.           ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in a Registration Rights Agreement, including the right to receive Additional Interest, if applicable.]30

12.            GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.            CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Company and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

30      Include for any Notes that may be entitled to Additional Interest under the Registration Rights Agreement.

C-6

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, the Guarantee Agreement and the Registration Rights Agreement. Requests may be made to the Company at the following address:

c/o FedEx Freight Holding Company, Inc.
8285 Tournament Drive

Memphis, Tennessee 38125

C-7

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

C-8

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or Subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

C-9

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

C-10

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE31

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

31      Include only for Regulation S Global Notes.

C-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Indenture, check the box below:

[   ] Section 4.09

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

C-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*This schedule should be included only if the Note is issued in global form.

C-13

EXHIBIT D

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

D-1

CUSIP [                  ]

ISIN [                 ]32

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

5.250% Senior Notes due 2036

No. [RA-__] [RS-__] [RIAI-__] [U-__]           [Up to]33 [$______________]

FEDEX FREIGHT HOLDING COMPANY, INC.

FEDEX FREIGHT HOLDING COMPANY, INC. promises to pay to [CEDE & CO.]34 [_______________] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]35 [of $_______ (_______ Dollars)]36 on March 15, 2036.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

32       Rule 144A Note CUSIP: 314352AG0

Rule 144A Note ISIN: US314352AG01

Regulation S Note CUSIP: U3157AAD1

Regulation S Note ISIN: USU3157AAD10

IAI Note CUSIP: 314352AM7

IAI Note ISIN: US314352AM78

33      Include in Global Notes.

34      Include in Global Notes

35      Include in Global Notes

36      Include in Definitive Notes

D-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

FEDEX FREIGHT HOLDING COMPANY, INC.

By:
Name:
Title:

D-3

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

REGIONS BANK, as Trustee

By:
Authorized Signatory

Dated:

D-4

[Reverse Side of Note]

5.250% Senior Notes due 2036

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST. Fedex Freight Holding Company, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 5.250% per annum until but excluding maturity [and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below]37. The Company shall pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [February 5, 2026] 38; provided that the first Interest Payment Date shall be [September 15, 2026]39. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.            METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND REGISTRAR. Initially, Regions Bank, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in either such capacity.

4.            INDENTURE. The Company issued the Notes under an Indenture, dated as of February 5, 2026 (as amended or supplemented from time to time, the “Indenture”), among FedEx Freight Holding Company, Inc., the Subsidiary Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 5.250% Senior Notes due 2036. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

37           Include for any Notes that may be entitled to Additional Interest under the Registration Rights Agreement.

38        Include in Initial Notes.

39        Include in Initial Notes.

D-5

5.            REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.            AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9.            DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.            AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

[11.           ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in a Registration Rights Agreement, including the right to receive Additional Interest, if applicable.]40

12.            GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.            CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Company and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

40        Include for any Notes that may be entitled to Additional Interest under the Registration Rights Agreement.

D-6

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, the Guarantee Agreement and the Registration Rights Agreement. Requests may be made to the Company at the following address:

c/o FedEx Freight Holding Company, Inc.
8285 Tournament Drive

Memphis, Tennessee 38125

D-7

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

D-8

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or Subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

D-9

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

D-10

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE41

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

41        Include only for Regulation S Global Notes.

D-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Indenture, check the box below:

[   ] Section 4.09

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

D-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*This schedule should be included only if the Note is issued in global form.

D-13

EXHIBIT E

FORM OF
TRANSFEREE LETTER OF REPRESENTATION

FedEx Freight Holding Company, Inc.
8285 Tournament Drive

Memphis, Tennessee 38125
Email: [***]
Attention: [***]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[_______] principal amount of the [__]% Senior Notes due 20[__] (the “Notes”) of FedEx Freight Holding Company, Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____________

The undersigned represents and warrants to you that:

1.            We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.            We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by:

E-1

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of FedEx Freight Holding Company, Inc., a Delaware corporation (the “Company”), and Regions Bank, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 5, 2026, providing for the issuance of an unlimited aggregate principal amount of 4.300% Senior Notes due 2029 (the “2029 Notes”), an aggregate unlimited principal amount of 4.650% Senior Notes due 2031 (the “2031 Notes”), an aggregate unlimited principal amount of 4.950% Senior Notes due 2033 (the “2033 Notes”), an aggregate unlimited principal amount of 4.950% Senior Notes due 2036 (the “2036 Notes” and, together with the 2029 Notes, the 2031 Notes and the 2033 Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3.             Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.             Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

F-1

5.             Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.             Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7.             The Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee makes no representations as to the validity, execution, or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as a statement of the Guaranteeing Subsidiary.

F-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

Regions Bank, as Trustee

By:
Name:
Title:

F-3